UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 18, 2006

STANDARD AERO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-124394	98-0432892
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
500-1780 Wellington Avenue,
Winnipeg, Manitoba, Canada R3H 1B3
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (204) 987-8860
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
     On April 18, 2006, Standard Aero Holdings, Inc. (the “Company”) issued a press release (i) announcing its financial results for the fourth quarter ended December 31, 2005 and the fiscal year ended December 31, 2005, which were reported on April 14, 2006 in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the“Form 10-K”), (ii) providing an update on the status of the Company’s discussions with Kelly Aviation Center, L.P., or KAC, relating the Company’s subcontract with KAC to provide MRO services to the United States Air Force, (iii) describing the Company’s restatement of its consolidated financial statements and other financial information as of December 31, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 and for the period from August 25, 2004 through December 31, 2004, as described in the Company’s Form 10-K, (iv) announcing the determination of the Company’s audit committee that the Company is required under GAAP to record an aggregate of $77.1 million in intangible asset and goodwill impairment charges in connection with the dispute with KAC regarding the Kelly Air Force Base subcontract and (v) announcing the Company’s fourth quarter 2005 conference call on Thursday, April 20, 2006 at 11:00 am (New York City time). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 2.02 by reference.
     The information contained in this Item 2.02, including the information contained in the press release attached as Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits
(c) Exhibits
99.1 Press release dated April 18, 2006, issued by Standard Aero Holdings, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD AERO HOLDINGS, INC.

Date: April 18, 2006	By:	/s/ Bradley Bertouille

Bradley Bertouille Chief Financial Officer